EXHIBIT 99

For Immediate Release
September 28, 2001

For additional information:
Contact Greg A. Steffens
President
(573) 758-1421

SOUTHERN MISSOURI BANCORP, INC. ANNOUNCES
COMPLETION OF 5% STOCK REPURCHASE PROGRAM AND
INITIATION OF NEW STOCK REPURCHASE PROGRAM

Poplar Bluff, Missouri -- Southern Missouri Bancorp, Inc. ("Southern Missouri") (NASDAQ:SMBC) parent company of Southern Missouri Bank & Trust Co. announced on July 25, 2001, its intention to repurchase 63,879 shares of its own common stock, or approximately 5% of its outstanding common shares. The Company completed this stock repurchase program on September 21, 2001, at an average cost of $15.06 per share. The repurchased shares will be held as treasury shares to be used for general corporate purposes.

              Today, the Company also announced its intention to repurchase an additional 60,660 shares of its own common stock, or approximately 5% of its 1,213,201 outstanding common shares. The shares will be purchased at prevailing market prices in the open market or in privately negotiated transactions over the next twelve months, subject to availability and general market conditions. Repurchased shares will be held as treasury shares to be used for general corporate purposes.